Exhibit 99.3

                        TRIAL SCHEDULE FOR CERTAIN CASES

Set forth below is a list of consolidated individual cases smoking and health class actions, health care cost recovery actions, and asbestos contribution actions currently scheduled for trial through 2001 against PM Inc. and, in some cases, the Company. Trial dates, however, are subject to change.


Case (Jurisdiction)                         Type of Action                        Trial Date
-------------------                         --------------                        ----------
Robert A. Falise, et al.                    Asbestos Contribution Action           November 27, 2000
v. The American Tobacco
Company, et al.
(New York)

In Re Tobacco Litigation                    Medical Monitoring Smoking and         December 4, 2000
(Medical Monitoring Cases)                  Health Class Action
(West Virginia)

Scott, et al. v. The American               Smoking and Health Class Action        January 15, 2001
Tobacco Company, et al.
(Louisiana)

Blue Cross and Blue Shield of               Health Care Cost Recovery Action       March 19, 2001
New Jersey, Inc., et al. v. Philip
Morris, Incorporated, et al.
(New York)

H.K. Porter Company, Inc. v.
The American                                Asbestos Contribution Action           April 9, 2001
Tobacco Company, et al.
(New York)

-------------------
(1)

Case (Jurisdiction)                         Type of Action                        Trial Date
-------------------                         --------------                        ----------
Republic of the Marshall                    Health Care Cost Recovery Action      April 30, 2001
Islands v. American Tobacco
Company, et al.
(Marshall Islands)

National Asbestos Workers                   Health Care Cost Recovery Action      May 21, 2001
Medical Fund, et al. v. Philip
Morris Incorporated, et al.
(New York)

U Tu Utu Gwaitu                             Health Care Cost Recovery
Paiute Tribe                                Action                                June 2, 2001
(California)

In Re Tobacco Litigation                    Consolidated Individual               June 4, 2001
(Individual Personal Injury cases)          Smoking and Health Cases
(West Virginia)

Force, et al. v. American                   Smoking and Health Class Action       September 2001
Tobacco, et al. (Illinois)

Below is a schedule setting forth by month the number of individual smoking and health cases against PM Inc. and, in some cases, the Company that are currently scheduled for trial through the end of the year 2001.

 2001
 ----
January (2)
February (4)
March (4)
April (3)
May (3)
July (3)
August (1)
September (6)
October (2)
November (2)